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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K
                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (date of earliest event reported) March 31, 1999.

                        Broughton Foods Company
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              (Exact name of registrant as specified in its charter)

     Ohio                          0-23429                   31-4135-025
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(State or other juris-      (Commission File No.)       (IRS Employer Identi-
diction of corporation)                                      fication No.)

210 N. Seventh Street
P.O. Box 656
Marietta, Ohio                                               45750-0656
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code        (740) 373-4121
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                                 Not Applicable
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          (Former name or former address, if changes since last report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.     Other Events

      Updating its previous reports on United States Department of Agriculture ("USDA") proceedings, Broughton Foods Company ("Broughton"), an Ohio corporation, reports that on April 7, 1999, the USDA advised that it had debarred the Southern Belle Division of Broughton from federal procurement and non-procurement programs for a period of three years, effective from December 31, 1997. During the period of debarment, Southern Belle is excluded generally from engaging in contracts and other transactions involving federal procurement and federal non-procurement programs governmentwide, unless an agency head or other authorized designee grants an exception with respect to a particular transaction.

      Broughton is currently considering its options with respect to the Southern Belle Division debarment, including whether or not to appeal the debarment decision.

      The USDA also notified Broughton on April 7, 1999, by notice dated and effective March 31, 1999, that the USDA had suspended Broughton, and is proposing to debar Broughton from engaging in contracts and other transactions involving federal non-procurement transactions, with the effect that Broughton is excluded generally from engaging in contracts and other transactions involving both federal non-procurement and federal procurement programs governmentwide during the period of the suspension. The proposed


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debarment of Broughton, if ordered, would remain in effect for a period commensurate with the USDA's determination of the seriousness of the alleged cause, generally by regulation not to exceed three years. The suspension and proposed debarment is based upon Broughton's delivery to several schools of half-pint containers of fluid milk which allegedly failed to contain the minimum required quantities of fluid milk, and the alleged failure of such containers of milk to meet net content labeling or contract requirements.

      Broughton intends to oppose the suspension and proposed debarment of Broughton through the administrative process. Broughton's management is unable at this time to predict the outcome of the USDA proceedings or their effect on Broughton's financial position and results of operations. However, neither the Southern Belle Division debarment nor the Broughton suspension preclude the performance of contracts existing at the time of debarment or suspension. Further, under existing USDA regulations, neither debarment nor suspension preclude the Southern Belle Division or Broughton from obtaining and performing contracts awarded under federal non-procurement programs administered by the USDA Food and Nutrition Service.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


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                                      BROUGHTON FOODS COMPANY
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                                            (Registrant)

                                  /s/ Todd R. Fry
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Date: April 12, 1999              Todd R. Fry, Chief Financial Officer



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